Exhibit 23.2


INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Greenwich Air Services, Inc. on Form S-8 of our report dated December 18, 1995, appearing in the Annual Report on Form 10-K of Greenwich Air Services, Inc. for the year ended September 30, 1995.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                    Deloitte & Touche LLP

                                    /s/ Deloitte & Touche LLP

June 26, 1996
Miami, Florida